Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink’s Reports Strong Fourth-Quarter Results
Sustainable Cost Realignment Drives Higher Margin Rate and Profit Growth
Global Cash Usage Remains Resilient; U.S. Cash Processing and Cash-in-Circulation up vs Pre-pandemic Levels
Management Expects Strong Revenue and Profit Growth in 2021

Highlights:
•Revenue up 9%, continued organic recovery and acquisitions more than offset impact of pandemic
•GAAP operating profit up 53%, non-GAAP up 26%
•GAAP operating margin 11%, up 320 bps; non-GAAP 14.2%, up 180 bps
•GAAP net income $25M, adjusted EBITDA $194M
•GAAP EPS $.50; non-GAAP EPS $1.64, up 39%
•Full-year GAAP net cash provided by operating activities $318M, free cash flow before dividends $206M

RICHMOND, Va., February 23, 2021 – The Brink’s Company (NYSE:BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today announced fourth-quarter and full-year results.

(In millions, except for per share amounts)	Fourth-Quarter 2020 (vs. 2019)
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$1,022	9%	$1,022	9%	13%
Operating Profit	$112	53%	$145	26%	29%
Operating Margin	11.0%	320 bps	14.2%	180 bps	170 bps
Net Income / Adjusted EBITDA(a)	$25	fav	$194	25%	28%
EPS	$0.50	fav	$1.64	39%	44%

(In millions, except for per share amounts)	Full Year 2020 (vs. 2019)
	GAAP	Change	Non-GAAP	Change	Constant Currency Change(b)
Revenue	$3,691	—%	$3,691	—%	7%
Operating Profit	$214	(10%)	$381	(3%)	13%
Operating Margin	5.8%	(60 bps)	10.3%	(30 bps)	70 bps
Net Income / Adjusted EBITDA(a)	$16	(45%)	$566	—%	12%
EPS	$0.33	(40%)	$3.76	(3%)	18%
(a)The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.
(b)Constant currency represents 2020 results at 2019 exchange rates.

Doug Pertz, president and chief executive officer, said: “Our fourth-quarter results clearly demonstrate the resiliency of our business, the persistent strength of cash usage around the world, and our strong rebound from the pandemic bottom. Despite the pandemic’s continued impact on near-term revenue, we expect strong growth in our financial results as we move through 2021, with revenue and profit growth continuing to accelerate, especially in the second half. Our confidence is based on continued retail recovery from pandemic lows, the realization of full-year benefits from the G4S acquisitions, and the sustainability of our cost reductions.
“At the midpoints of our non-GAAP guidance, we expect revenue growth of 17%, operating profit growth of 30% and EPS growth of 26%. Adjusted EBITDA is expected to be in a range between $640 million and $730 million, an increase of 21% at the mid-point.
“In summary, our team continues to execute very effectively under difficult conditions, global cash usage remains strong, and we are well-positioned to deliver accelerated organic revenue and profit growth as economies reopen and as we execute on our strategic initiatives.”

G4S Acquisition Update
In February, Brink’s completed its acquisition of the majority of the cash operations of U.K.-based G4S plc. The completed acquisition includes the G4Si global logistics business and cash operations in 17 markets: the Netherlands, Belgium, Ireland, Hong Kong, Cyprus, Romania, the Czech Republic, Malaysia, the Dominican Republic, the Philippines, Indonesia, Latvia, Lithuania, Estonia, Macau, Luxembourg and Kuwait. In 2019, the acquired G4S businesses generated combined pro forma revenue of approximately $800 million and adjusted EBITDA of approximately $115 million.

New Segment Reporting
Recent changes to the Brink’s organizational and management structure (related primarily to the G4S acquisition) resulted in changes to the company’s operating segments for financial reporting purposes during the fourth quarter. Brink’s now reports results for four segments: North America (U.S. and Canada), Latin America (including Mexico), Europe and Rest of World. Previously, Mexico was included in the North America segment and Europe was included in Rest of World.

Conference Call
Brink’s will host a conference call on February 23 at 8:30 a.m. ET to review fourth-quarter and full year results. Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at https://dpregister.com/sreg/10151538/e1068759fa to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). A replay of the call will be available through March 23, 2021 at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is 10151538. An archived version of the webcast will be available online in the Investor Relations section of http://investors.brinks.com.

2021 Guidance (Unaudited)
(In millions, except for percentages and per share amounts)

	2021 GAAP Outlook(b)	Reconciling Items(a)	2021 Non-GAAP Outlook(a)
Revenues	$4,100 – 4,500	—	4,100 – 4,500
Operating profit	405 – 495	45	450 – 540
EPS from continuing operations attributable to Brink's	$2.80 – 3.90	~1.40	4.15 – 5.35

Operating profit margin	9.9% – 11.0%	~1.0%	11.0% – 12.0%

Free cash flow before dividends			175 – 265

Adjusted EBITDA			640 – 730

Adjusted EBITDA margin			15.6% – 16.2%

Amounts may not add due to rounding

(a)The 2021 Non-GAAP outlook amounts exclude certain forecasted Non-GAAP adjusting items, such as intangible asset amortization and U.S. retirement plan costs. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in 2021 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We have also not forecasted changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2021. The 2021 Non-GAAP outlook amounts for operating profit, EPS from continuing operations, free cash flow before dividends and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations in 2021 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2021.
(b)The 2021 GAAP outlook excludes any forecasted impact from highly inflationary accounting on our Argentina operations as well as other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

The Brink’s Company and subsidiaries
(In millions, except percentages and per share amounts) (Unaudited)
Fourth-Quarter 2020 vs. 2019

GAAP		Organic	Acquisitions /			% Change
	4Q'19	Change	Dispositions(a)	Currency(b)	4Q'20	Total	Organic
Revenues:
North America	$352	(26)	3	1	329	(7)	(7)
Latin America	337	(6)	6	(51)	286	(15)	(2)
Europe	137	(19)	102	15	236	72	(14)
Rest of World	109	(11)	69	3	171	56	(10)
Segment revenues(g)	$936	(62)	180	(32)	1,022	9	(7)

Other items not allocated to segments(d)	—	—	—	—	—	—	—
Revenues - GAAP	$936	(62)	180	(32)	1,022	9	(7)

Operating profit:
North America	$33	13	—	—	46	39	38
Latin America	93	3	1	(16)	80	(14)	3
Europe	13	—	15	2	29	fav	(2)
Rest of World	22	6	9	1	36	68	26
Segment operating profit	161	20	24	(14)	192	19	13
Corporate(c)	(45)	(11)	—	10	(46)	3	25
Operating profit - non-GAAP	$116	9	24	(4)	145	26	8

Other items not allocated to segments(d)	(42)	1	7	1	(33)	(22)	(2)
Operating profit (loss) - GAAP	$73	10	32	(3)	112	53	13

GAAP interest expense	(22)				(26)	19

GAAP interest and other income (expense)	(31)				(6)	(79)

GAAP provision for income taxes	24				53	unfav

GAAP noncontrolling interests	1				1	100

GAAP income (loss) from continuing operations(f)	(4)				25	fav

GAAP EPS(f)	$(0.08)				0.50	fav

GAAP weighted-average diluted shares	50.4				50.3	—

Non-GAAP(e)		Organic	Acquisitions /			% Change
	4Q'19	Change	Dispositions(a)	Currency(b)	4Q'20	Total	Organic

Segment revenues - GAAP/non-GAAP	$936	(62)	180	(32)	1,022	9	(7)

Non-GAAP operating profit	116	9	24	(4)	145	26	8

Non-GAAP interest expense	(21)				(26)	25

Non-GAAP interest and other income (expense)	(6)				6	fav

Non-GAAP provision for income taxes	28				40	42

Non-GAAP noncontrolling interests	1				2	unfav

Non-GAAP income from continuing operations(f)	61				83	37

Non-GAAP EPS(f)	$1.18				1.64	39

Non-GAAP weighted-average diluted shares	51.4				50.3	(2)

Amounts may not add due to rounding.

(a)Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.
(b)The amounts in the “Currency” column consist of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.
(c)Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.
(d)See pages 8-9 for more information.
(e)Non-GAAP results are reconciled to applicable GAAP results on pages 10-13.
(f)Attributable to Brink's.
(g)Segment revenues equal our total reported non-GAAP revenues.

The Brink’s Company and subsidiaries
(In millions, except percentages and per share amounts) (Unaudited)

Full-Year 2020 vs. 2019

GAAP		Organic	Acquisitions /			% Change
	2019	Change	Dispositions(a)	Currency(b)	2020	Total	Organic
Revenues:
North America	$1,370	(124)	16	(1)	1,261	(8)	(9)
Latin America	1,320	(31)	24	(241)	1,072	(19)	(2)
Europe	550	(103)	291	16	754	37	(19)
Rest of World	440	(18)	189	(7)	604	37	(4)
Segment revenues(g)	$3,680	(275)	520	(233)	3,691	—	(7)

Other items not allocated to segments(d)	4	(4)	1	—	—	(100)	unfav
Revenues - GAAP	$3,683	(279)	520	(233)	3,691	—	(8)

Operating profit:
North America	$104	(14)	1	—	92	(12)	(13)
Latin America	297	(6)	3	(61)	234	(21)	(2)
Europe	43	(32)	38	2	51	20	(74)
Rest of World	76	21	22	(2)	117	55	28
Segment operating profit	519	(30)	65	(61)	494	(5)	(6)
Corporate(c)	(128)	17	—	(2)	(112)	(12)	(13)
Operating profit - non-GAAP	$392	(12)	65	(62)	381	(3)	(3)

Other items not allocated to segments(d)	(155)	(29)	3	13	(168)	8	18
Operating profit - GAAP	$237	(41)	68	(50)	214	(10)	(17)

GAAP interest expense	(91)				(97)	7

GAAP interest and other income (expense)	(53)				(38)	(28)

GAAP provision for income taxes	61				57	(7)

GAAP noncontrolling interests	4				6	40

GAAP income (loss) from continuing operations(f)	28				17	(41)

GAAP EPS(f)	$0.55				0.33	(40)

GAAP weighted-average diluted shares	51.1				50.8	(1)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2019	Change	Dispositions(a)	Currency(b)	2020	Total	Organic

Segment revenues - GAAP/non-GAAP	$3,680	(275)	520	(233)	3,691	—	(7)

Non-GAAP operating profit	392	(12)	65	(62)	381	(3)	(3)

Non-GAAP interest expense	(85)				(95)	12

Non-GAAP interest and other income (expense)	(10)				3	fav

Non-GAAP provision for income taxes	93				92	(1)

Non-GAAP noncontrolling interests	4				7	56

Non-GAAP income from continuing operations(f)	199				191	(4)

Non-GAAP EPS(f)	$3.89				3.76	(3)

Non-GAAP weighted-average diluted shares	51.1				50.8	(1)

Amounts may not add due to rounding.

See page 4 for footnote explanations.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Selected Items - Condensed Consolidated Balance Sheets

	December 31, 2019	December 31, 2020
Assets
Cash and cash equivalents	$311.0	620.9
Restricted cash	158.0	322.0
Accounts receivable, net	635.6	679.1
Right-of-use assets, net	270.3	322.0
Property and equipment, net	763.3	838.2
Goodwill and intangibles	1,057.1	1,645.3
Deferred income taxes	273.5	314.9
Other	295.0	393.2

Total assets	$3,763.8	5,135.6

Liabilities and Equity

Accounts payable	184.5	206.0
Debt	1,643.6	2,485.7
Retirement benefits	576.7	701.8
Accrued liabilities	628.4	779.2
Lease liabilities	218.4	267.2
Other	304.6	493.2
Total liabilities	3,556.2	4,933.1

Equity	207.6	202.5

Total liabilities and equity	$3,763.8	5,135.6

Selected Items - Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2019	2020
Net cash provided by operating activities	368.6	317.7
Net cash used by investing activities	(333.0)	(565.4)
Net cash provided (used) by financing activities	(38.0)	683.7

Effect of exchange rate changes on cash	(8.1)	37.9
Cash, cash equivalents and restricted cash:
Increase (decrease)	(10.5)	473.9
Balance at beginning of period	479.5	469.0
Balance at end of period	$469.0	942.9

Supplemental Cash Flow Information

Capital expenditures	$(164.8)	(118.5)
Acquisitions	(183.9)	(439.7)
Payment of acquisition-related obligation	(20.3)	(7.3)
Settlement of acquisition-related contingencies	—	9.7
Depreciation and amortization	185.0	206.8
Cash paid for income taxes, net	(23.9)	(76.8)

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, route-based secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 53 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: future results, including 2021 revenue, operating profit (and the timing of revenue and profit growth), adjusted EBITDA, free cash flow, and earnings per share future costs related to Reorganization and Restructuring, and future funding of the Venezuela business. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; pandemics (including the ongoing COVID-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; anticipated cash needs in light of our current liquidity position and the impact of COVID-19 on our liquidity; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2019 and 2020 (Unaudited)
(In millions, except for percentages)

	Revenues
	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Revenues:
North America	$334.6	339.1	344.4	352.3	1,370.4	$340.9	274.3	316.8	329.4	1,261.4
Latin America	328.2	325.6	329.2	336.8	1,319.8	299.0	230.4	256.7	285.8	1,071.9
Europe	136.5	137.7	138.1	137.3	549.6	126.3	167.9	224.0	235.6	753.8
Rest of World	105.7	111.9	112.9	109.4	439.9	106.6	153.4	173.0	170.8	603.8
Segment revenues - GAAP and Non-GAAP	905.0	914.3	924.6	935.8	3,679.7	872.8	826.0	970.5	1,021.6	3,690.9

Other items not allocated to segments(a)
Acquisitions and dispositions	—	(0.3)	(0.2)	—	(0.5)	—	—	—	—	—
Internal loss	—	—	4.0	—	4.0	—	—	—	—	—
GAAP	$905.0	914.0	928.4	935.8	3,683.2	$872.8	826.0	970.5	1,021.6	3,690.9

	Operating Profit
	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Operating profit:
North America	$25.4	24.6	21.2	32.9	104.1	$13.4	8.4	24.1	45.8	91.7
Latin America	60.9	66.4	76.2	93.4	296.9	60.5	41.8	51.1	80.2	233.6
Europe	8.1	8.9	13.0	12.6	42.6	2.1	1.2	18.8	29.1	51.2
Rest of World	16.4	17.7	19.9	21.7	75.7	13.6	31.0	36.1	36.4	117.1
Corporate	(26.0)	(28.8)	(27.9)	(45.0)	(127.7)	(26.5)	(9.2)	(30.2)	(46.4)	(112.3)
Non-GAAP	84.8	88.8	102.4	115.6	391.6	63.1	73.2	99.9	145.1	381.3

Other items not allocated to segments(a)
Reorganization and Restructuring	(3.5)	(10.6)	(6.4)	(8.3)	(28.8)	(5.6)	(39.0)	(5.1)	(16.9)	(66.6)
Acquisitions and dispositions	(17.2)	(22.6)	(24.0)	(24.7)	(88.5)	(19.1)	(30.9)	(16.2)	(16.9)	(83.1)
Argentina highly inflationary impact	(4.3)	(0.1)	(7.9)	(2.2)	(14.5)	(2.4)	(2.8)	(3.2)	(2.3)	(10.7)
Internal loss	—	(2.6)	(11.3)	(7.0)	(20.9)	(9.6)	(1.2)	0.9	3.0	(6.9)
Reporting compliance	(1.4)	(0.3)	(0.3)	(0.1)	(2.1)	(0.2)	(0.3)	0.1	(0.1)	(0.5)
GAAP	$58.4	52.6	52.5	73.3	236.8	$26.2	(1.0)	76.4	111.9	213.5

	Margin
	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Margin:
North America	7.6%	7.3	6.2	9.3	7.6	3.9%	3.1	7.6	13.9	7.3
Latin America	18.6	20.4	23.1	27.7	22.5	20.2	18.1	19.9	28.1	21.8
Europe	5.9	6.5	9.4	9.2	7.8	1.7	0.7	8.4	12.4	6.8
Rest of World	15.5	15.8	17.6	19.8	17.2	12.8	20.2	20.9	21.3	19.4
Non-GAAP	9.4	9.7	11.1	12.4	10.6	7.2	8.9	10.3	14.2	10.3

Other items not allocated to segments(a)	(2.9)	(3.9)	(5.4)	(4.6)	(4.2)	(4.2)	(9.0)	(2.4)	(3.2)	(4.5)
GAAP	6.5%	5.8	5.7	7.8	6.4	3.0%	(0.1)	7.9	11.0	5.8

(a)See explanation of items on page 9.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Reorganization and Restructuring
Other Restructurings
Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $66.6 million net costs in operating profit and $0.6 million costs in interest and other nonoperating income (expense) in 2020, primarily severance costs. We recognized charges of $28.8 million in 2019, primarily severance costs and charges related to the modification of share-based compensation awards. For the restructuring actions that have not yet been completed, we expect to incur additional costs between $4 million and $6 million in future periods.

Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.
Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2020 Acquisitions and Dispositions
•Amortization expense for acquisition-related intangible assets was $35.1 million in 2020.
•We incurred $23.5 million in integration costs, primarily related to Dunbar and G4S, in 2020.
•Transaction costs related to business acquisitions were $19.3 million in 2020.
•Restructuring costs related to acquisitions were $4.7 million in 2020.

2019 Acquisitions and Dispositions
•We incurred $43.1 million in integration costs related to Dunbar, Rodoban, COMEF and TVS in 2019.
•Amortization expense for acquisition-related intangible assets was $27.8 million in 2019.
•Transaction costs related to business acquisitions were $7.9 million in 2019.
•Restructuring costs related to acquisitions, primarily Rodoban and Dunbar, were $5.6 million in 2019.
•In 2019, we recognized $2.2 million in net charges, primarily asset impairment and severance costs, related to the exit from our top-up prepaid mobile phone business in Brazil.
•Compensation expense related to the retention of key Dunbar employees was $1.5 million in 2019.

Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In 2020, we recognized $10.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $7.7 million. In 2019, we recognized $14.5 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $11.3 million. These amounts are excluded from non-GAAP results.

Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In 2019, we incurred $4.5 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. In 2020, we incurred an additional $0.3 million in costs related to this activity. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was substantially completed during the third quarter of 2019. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we plan to attempt to collect these receivables, we estimated an increase to bad debt expense of $13.7 million in the third quarter of 2019. The estimate of the allowance for doubtful accounts was adjusted in the fourth quarter of 2019 for an additional $6.4 million and again in 2020 for an additional $6.6 million. This estimate will be adjusted in future periods, if needed, as assumptions related to the collectability of these accounts receivable change. At December 31, 2020, we have recorded an allowance of $13.1 million on $14.2 million of accounts receivable, or 92%. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results.
Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from 2019 and 2020 non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard ($0.5 million in 2020 and $1.8 million in 2019). We also incurred $0.3 million in costs related to mitigation of material weaknesses in 2019. We did not incur any such costs in 2020.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on page 9 and in more detail in our Form 10-K, and are reconciled to comparable GAAP measures below. In addition, we refer to non-GAAP constant currency amounts, which represent current period results and forecasts at prior period exchange rates.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2021 Non-GAAP outlook amounts for operating profit, EPS from continuing operations, free cash flow before dividends and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2021. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	2019			2020
	Pre-tax income	Income taxes	Effective tax rate	Pre-tax income	Income taxes	Effective tax rate
Effective Income Tax Rate
GAAP	$93.5	61.0	65.2%	$79.3	56.6	71.4%
Retirement plans(c)	47.3	11.1		33.8	7.9
Venezuela operations(h)	0.9	—		—	—
Reorganization and Restructuring(a)	28.8	7.1		67.1	15.8
Acquisitions and dispositions(a)	93.6	5.1		91.5	11.6
Tax on accelerated income(d)	—	7.3		—	—
Argentina highly inflationary impact(a)	14.5	(1.4)		10.6	(1.3)
Internal loss(a)	20.9	4.0		6.9	1.6
Reporting compliance(a)	2.1	0.1		0.5	—
Gain on lease termination(i)	(5.2)	(1.2)		—	—
Non-GAAP	$296.4	93.1	31.4%	$289.7	92.2	31.8%

Amounts may not add due to rounding.

(a)See “Other Items Not Allocated To Segments” on pages 8-9 for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
(b)Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 31.8% for 2020 and 31.4% for 2019.
(c)Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges and curtailment gains related to these non-U.S. plans are also excluded from non-GAAP results.
(d)The non-GAAP tax rate excludes the 2019 foreign tax benefits that resulted from a transaction that accelerated U.S. tax in 2015.
(e)Due to reorganization and restructuring activities, there was a $7.7 million non-GAAP adjustment to share-based compensation in 2019. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.
(f)Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss. In the fourth quarter of 2020, we changed our definition of Adjusted EBITDA to exclude non-GAAP marketable securities (gain) loss and all previously disclosed information for all periods presented has been revised.
(g)Because we reported a loss from continuing operations on a GAAP basis in the fourth quarter of 2019 and third quarter of 2020, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the fourth quarter of 2019 and third quarter of 2020, non-GAAP EPS was calculated using diluted shares.
(h)Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.9 million in 2019 and was expensed as incurred and reported in interest and other nonoperating income (expense). We do not expect any future funding of the Venezuela business, as long as current U.S. sanctions remain in effect.
(i)Gain on termination of a mining lease obligation related to former coal operations. We have no remaining mining leases.
(j)Due to the impact of Argentina highly inflationary accounting, there was a $0.1 million non-GAAP adjustment for a loss in the first quarter of 2019, a $0.1 million non-GAAP adjustment for a gain in the second quarter of 2019 and a $0.1 million non-GAAP adjustment for a gain in the fourth quarter of 2020. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Revenues:
GAAP	$905.0	914.0	928.4	935.8	3,683.2	$872.8	826.0	970.5	1,021.6	3,690.9
Acquisitions and dispositions(a)	—	0.3	0.2	—	0.5	—	—	—	—	—
Internal loss(a)	—	—	(4.0)	—	(4.0)	—	—	—	—	—
Non-GAAP	$905.0	914.3	924.6	935.8	3,679.7	$872.8	826.0	970.5	1,021.6	3,690.9

Operating profit (loss):
GAAP	$58.4	52.6	52.5	73.3	236.8	$26.2	(1.0)	76.4	111.9	213.5
Reorganization and Restructuring(a)	3.5	10.6	6.4	8.3	28.8	5.6	39.0	5.1	16.9	66.6
Acquisitions and dispositions(a)	17.2	22.6	24.0	24.7	88.5	19.1	30.9	16.2	16.9	83.1
Argentina highly inflationary impact(a)	4.3	0.1	7.9	2.2	14.5	2.4	2.8	3.2	2.3	10.7
Internal loss(a)	—	2.6	11.3	7.0	20.9	9.6	1.2	(0.9)	(3.0)	6.9
Reporting compliance(a)	1.4	0.3	0.3	0.1	2.1	0.2	0.3	(0.1)	0.1	0.5
Non-GAAP	$84.8	88.8	102.4	115.6	391.6	$63.1	73.2	99.9	145.1	381.3

Operating margin:
GAAP margin	6.5%	5.8%	5.7%	7.8%	6.4%	3.0%	(0.1)%	7.9%	11.0%	5.8%

Non-GAAP margin	9.4%	9.7%	11.1%	12.4%	10.6%	7.2%	8.9%	10.3%	14.2%	10.3%

Interest expense:
GAAP	$(23.0)	(22.7)	(22.9)	(22.0)	(90.6)	$(20.0)	(23.2)	(27.1)	(26.2)	(96.5)
Acquisitions and dispositions(a)	1.5	1.5	1.5	1.3	5.8	0.7	0.3	0.5	0.4	1.9
Non-GAAP	$(21.5)	(21.2)	(21.4)	(20.7)	(84.8)	$(19.3)	(22.9)	(26.6)	(25.8)	(94.6)

Interest and other income (expense):
GAAP	$(11.2)	(3.1)	(7.8)	(30.6)	(52.7)	$(15.6)	(3.0)	(12.8)	(6.3)	(37.7)
Retirement plans(c)	8.4	6.5	6.6	25.8	47.3	7.7	8.1	8.7	9.3	33.8
Venezuela operations(h)	0.5	0.4	—	—	0.9	—	—	—	—	—
Reorganization and Restructuring(a)	—	—	—	—	—	—	—	0.5	—	0.5
Acquisitions and dispositions(a)	—	—	0.2	(0.9)	(0.7)	3.0	0.5	0.4	2.6	6.5
Argentina highly inflationary impact(a)	—	—	—	—	—	—	—	—	(0.1)	(0.1)
Gain on lease termination(i)	—	(5.2)	—	—	(5.2)	—	—	—	—	—
Non-GAAP	$(2.3)	(1.4)	(1.0)	(5.7)	(10.4)	$(4.9)	5.6	(3.2)	5.5	3.0

Taxes:
GAAP	$9.7	12.7	14.7	23.9	61.0	$(12.2)	(43.2)	58.9	53.1	56.6
Retirement plans(c)	1.9	1.6	1.6	6.0	11.1	1.8	1.9	2.1	2.1	7.9
Reorganization and Restructuring(a)	1.0	2.6	2.0	1.5	7.1	1.3	9.0	1.3	4.2	15.8
Acquisitions and dispositions(a)	1.7	1.1	0.9	1.4	5.1	2.1	3.6	4.0	1.9	11.6
Tax on accelerated income(d)	—	—	—	7.3	7.3	—	—	—	—	—
Argentina highly inflationary impact(a)	—	—	(1.4)	—	(1.4)	(0.2)	(0.3)	(0.2)	(0.6)	(1.3)
Internal loss(a)	—	0.1	2.4	1.5	4.0	2.2	0.3	(0.2)	(0.7)	1.6
Reporting compliance(a)	—	—	—	0.1	0.1	—	—	—	—	—
Gain on lease termination(i)	—	—	(1.2)	—	(1.2)	—	—	—	—	—
Income tax rate adjustment(b)	4.9	2.7	6.1	(13.7)	—	17.4	46.5	(43.6)	(20.3)	—
Non-GAAP	$19.2	20.8	25.1	28.0	93.1	$12.4	17.8	22.3	39.7	92.2
Amounts may not add due to rounding.
See page 10 for footnote explanations.

	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

Noncontrolling interests:
GAAP	$0.8	1.5	1.3	0.6	4.2	$1.0	2.3	1.4	1.2	5.9
Reorganization and Restructuring(a)	—	—	—	—	—	0.1	—	0.2	—	0.3
Acquisitions and dispositions(a)	—	—	—	0.1	0.1	—	0.1	0.2	0.2	0.5
Income tax rate adjustment(b)	—	—	—	—	—	(0.4)	(1.6)	1.0	1.0	—
Non-GAAP	$0.8	1.5	1.3	0.7	4.3	$0.7	0.8	2.8	2.4	6.7

Income (loss) from continuing operations attributable to Brink's:
GAAP	$13.7	12.6	5.8	(3.8)	28.3	$1.8	13.7	(23.8)	25.1	16.8
Retirement plans(c)	6.5	4.9	5.0	19.8	36.2	5.9	6.2	6.6	7.2	25.9
Venezuela operations(h)	0.5	0.4	—	—	0.9	—	—	—	—	—
Reorganization and Restructuring(a)	2.5	8.0	4.4	6.8	21.7	4.2	30.0	4.1	12.7	51.0
Acquisitions and dispositions(a)	17.0	23.0	24.8	23.6	88.4	20.7	28.0	12.9	17.8	79.4
Tax on accelerated income(d)	—	—	—	(7.3)	(7.3)	—	—	—	—	—
Argentina highly inflationary impact(a)	4.3	0.1	9.3	2.2	15.9	2.6	3.1	3.4	2.8	11.9
Internal loss(a)	—	2.5	8.9	5.5	16.9	7.4	0.9	(0.7)	(2.3)	5.3
Reporting compliance(a)	1.4	0.3	0.3	—	2.0	0.2	0.3	(0.1)	0.1	0.5
Gain on lease termination(i)	—	(5.2)	1.2	—	(4.0)	—	—	—	—	—
Income tax rate adjustment(b)	(4.9)	(2.7)	(6.1)	13.7	—	(17.0)	(44.9)	42.6	19.3	—
Non-GAAP	$41.0	43.9	53.6	60.5	199.0	$25.8	37.3	45.0	82.7	190.8

Adjusted EBITDA(f):
Net income (loss) attributable to Brink's - GAAP	$13.7	12.5	5.4	(2.6)	29.0	$1.8	12.9	(23.9)	25.2	16.0
Interest expense - GAAP	23.0	22.7	22.9	22.0	90.6	20.0	23.2	27.1	26.2	96.5
Income tax provision - GAAP	9.7	12.7	14.7	23.9	61.0	(12.2)	(43.2)	58.9	53.1	56.6
Depreciation and amortization - GAAP	47.9	48.7	42.9	45.5	185.0	45.0	52.1	55.1	54.6	206.8
EBITDA	$94.3	96.6	85.9	88.8	365.6	$54.6	45.0	117.2	159.1	375.9
Discontinued operations - GAAP	—	0.1	0.4	(1.2)	(0.7)	—	0.8	0.1	(0.1)	0.8
Retirement plans(c)	8.4	6.5	6.6	25.8	47.3	7.7	8.1	8.7	9.3	33.8
Venezuela operations(h)	0.5	0.4	—	—	0.9	—	—	—	—	—
Reorganization and Restructuring(a)	3.4	10.6	6.4	8.2	28.6	5.5	38.7	4.8	16.5	65.5
Acquisitions and dispositions(a)	10.8	12.2	17.2	16.6	56.8	14.7	22.2	7.0	9.1	53.0
Argentina highly inflationary impact(a)	4.1	(0.2)	7.6	1.2	12.7	1.7	2.1	2.4	2.6	8.8
Internal loss(a)	—	2.6	11.3	7.0	20.9	9.6	1.2	(0.9)	(3.0)	6.9
Reporting compliance(a)	1.4	0.3	0.3	0.1	2.1	0.2	0.3	(0.1)	0.1	0.5
Gain on lease termination(i)	—	(5.2)	—	—	(5.2)	—	—	—	—	—
Income tax rate adjustment(b)	—	—	—	—	—	0.4	1.6	(1.0)	(1.0)	—
Share-based compensation(e)	8.9	9.7	9.5	6.9	35.0	7.2	5.4	8.7	10.0	31.3
Marketable securities (gain) loss(j)	—	(0.5)	0.9	2.5	2.9	2.5	(5.9)	1.1	(8.2)	(10.5)
Adjusted EBITDA	$131.8	133.1	146.1	155.9	566.9	$104.1	119.5	148.0	194.4	566.0

Amounts may not add due to rounding.
See page 10 for footnote explanations.

	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year

EPS:
GAAP	$0.27	0.25	0.11	(0.08)	0.55	$0.03	0.27	(0.47)	0.50	0.33
Retirement plans(c)	0.13	0.10	0.10	0.39	0.71	0.12	0.12	0.13	0.14	0.51
Venezuela operations(h)	0.01	0.01	—	—	0.02	—	—	—	—	—
Reorganization and Restructuring costs(a)	0.05	0.16	0.09	0.13	0.43	0.08	0.59	0.08	0.25	1.00
Acquisitions and dispositions(a)	0.33	0.45	0.49	0.46	1.73	0.40	0.55	0.26	0.35	1.56
Tax on accelerated income(d)	—	—	—	(0.14)	(0.14)	—	—	—	—	—
Argentina highly inflationary impact(a)	0.09	—	0.18	0.04	0.31	0.05	0.06	0.07	0.06	0.23
Internal loss(a)	—	0.05	0.17	0.11	0.33	0.14	0.02	(0.01)	(0.05)	0.10
Reporting compliance(a)	0.03	0.01	0.01	—	0.04	—	0.01	—	—	0.01
Gain on lease termination(i)	—	(0.10)	0.02	—	(0.08)	—	—	—	—	—
Income tax rate adjustment(b)	(0.10)	(0.05)	(0.12)	0.27	—	(0.33)	(0.88)	0.84	0.38	—
Share adjustment(g)	—	—	—	—	—	—	—	—	—	—
Non-GAAP	$0.81	0.86	1.05	1.18	3.89	$0.50	0.73	0.89	1.64	3.76

Depreciation and Amortization:
GAAP	$47.9	48.7	42.9	45.5	185.0	$45.0	52.1	55.1	54.6	206.8
Reorganization and Restructuring(a)	(0.1)	—	—	(0.1)	(0.2)	—	(0.3)	(0.6)	(0.4)	(1.3)
Acquisitions and dispositions(a)	(6.4)	(10.4)	(7.0)	(7.1)	(30.9)	(7.4)	(9.1)	(9.4)	(10.2)	(36.1)
Argentina highly inflationary impact(a)	(0.2)	(0.3)	(0.3)	(1.0)	(1.8)	(0.7)	(0.7)	(0.8)	0.4	(1.8)
Non-GAAP	$41.2	38.0	35.6	37.3	152.1	$36.9	42.0	44.3	44.4	167.6

Amounts may not add due to rounding.
See page 10 for footnote explanations.

	2019	2020
	Full Year	Full Year

Free cash flow before dividends:
Cash flows from operating activities
Operating activities - GAAP	$368.6	317.7
Decrease in restricted cash held for customers	(23.7)	(116.3)
Increase in certain customer obligations(a)	(11.4)	6.5
G4S intercompany payments(b)	—	111.1
Operating activities - non-GAAP	$333.5	319.0
Capital expenditures - GAAP	(164.8)	(118.5)
Proceeds from sale of property, equipment and investments(b)	10.3	5.3
Free cash flow before dividends	$179.0	205.8

(a)To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.
(b)In the fourth quarter of 2020, we changed our definition of free cash flow before dividends to exclude payments made to G4S for net intercompany receivables and to include proceeds from sale of property, equipment and investments. All previously disclosed information for all periods presented has been revised.

Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding the change in restricted cash held for customers, the impact of cash received and processed in certain of our secure cash management services operations, capital expenditures, payments made to G4S for net intercompany receivables from the acquired subsidiaries, and to include proceeds from the sale of property, equipment and investments. In the fourth quarter of 2020, we changed the definition of free cash flow before dividends to exclude payments made to G4S for net intercompany receivables and to include proceeds from sale of property, equipment and investments. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows.

The Brink’s Company and subsidiaries
Supplemental Information - Reporting under Previous Segmentation (Unaudited)
(In millions, except for percentages) (Unaudited)

The supplemental financial information below is reported using business segmentation that was in effect for Brink’s in prior quarters.

Fourth-Quarter 2020 vs. 2019

GAAP		Organic	Acquisitions /			% Change
	4Q'19	Change	Dispositions(a)	Currency(b)	4Q'20	Total	Organic
Revenues:
North America	$459	(25)	3	(6)	430	(6)	(5)
South America	232	(6)	6	(44)	188	(19)	(3)
Rest of World	245	(30)	172	18	404	65	(12)
Segment revenues(f)	$936	(62)	180	(32)	1,022	9	(7)

Other items not allocated to segments(d)	—	—	—	—	—	—	—
Revenues - GAAP	$936	(62)	180	(32)	1,022	9	(7)

Operating profit:
North America	$57	13	—	(2)	69	20	22
South America	70	2	1	(15)	58	(17)	3
Rest of World	34	5	24	2	65	93	16
Segment operating profit	161	20	24	(14)	192	19	13
Corporate(c)	(45)	(11)	—	10	(46)	3	25
Operating profit - non-GAAP	$116	9	24	(4)	145	26	8

Other items not allocated to segments(d)	(42)	1	7	1	(33)	(22)	(2)
Operating profit (loss) - GAAP	$73	10	32	(3)	112	53	13

Non-GAAP(e)		Organic	Acquisitions /			% Change
	4Q'19	Change	Dispositions(a)	Currency(b)	4Q'20	Total	Organic

Segment revenues - GAAP/non-GAAP	$936	(62)	180	(32)	1,022	9	(7)

Non-GAAP operating profit	116	9	24	(4)	145	26	8

Amounts may not add due to rounding.

(a)Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.
(b)The amounts in the “Currency” column consist of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.
(c)Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.
(d)See pages 8-9 for more information.
(e)Non-GAAP results are reconciled to applicable GAAP results on pages 10-13.
(f)Segment revenues equal our total reported non-GAAP revenues.

The Brink’s Company and subsidiaries
Supplemental Information - Reporting under Previous Segmentation (Unaudited)
(In millions, except for percentages) (Unaudited)

Full-Year 2020 vs. 2019

GAAP		Organic	Acquisitions /			% Change
	2019	Change	Dispositions(a)	Currency(b)	2020	Total	Organic
Revenues:
North America	$1,783	(132)	16	(40)	1,628	(9)	(7)
South America	917	(22)	24	(202)	716	(22)	(2)
Rest of World	980	(122)	480	9	1,347	37	(12)
Segment revenues(f)	$3,680	(275)	520	(233)	3,691	—	(7)

Other items not allocated to segments(d)	4	(4)	1	—	—	(100)	unfav
Revenues - GAAP	$3,683	(279)	520	(233)	3,691	—	(8)

Operating profit:
North America	$186	(25)	1	(6)	157	(16)	(13)
South America	217	6	3	(55)	171	(21)	3
Rest of World	116	(11)	60	—	166	43	(9)
Segment operating profit	519	(30)	65	(61)	494	(5)	(6)
Corporate(c)	(128)	17	—	(2)	(112)	(12)	(13)
Operating profit - non-GAAP	$392	(12)	65	(62)	381	(3)	(3)

Other items not allocated to segments(d)	(155)	(29)	3	13	(168)	8	18
Operating profit - GAAP	$237	(41)	68	(50)	214	(10)	(17)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2019	Change	Dispositions(a)	Currency(b)	2020	Total	Organic

Segment revenues - GAAP/non-GAAP	$3,680	(275)	520	(233)	3,691	—	(7)

Non-GAAP operating profit	392	(12)	65	(62)	381	(3)	(3)

Amounts may not add due to rounding.

See page 14 for footnote explanations.

The Brink’s Company and subsidiaries
Supplemental Information - Reporting under Previous Segmentation (Unaudited)
(In millions, except for percentages)

	Revenues
	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Revenues:
North America	$434.5	442.5	446.7	459.1	1,782.8	$444.3	349.1	404.1	430.2	1,627.7
South America	230.3	225.2	229.0	232.0	916.5	197.9	158.9	172.0	187.5	716.3
Rest of World	240.2	246.6	248.9	244.7	980.4	230.6	318.0	394.4	403.9	1,346.9
Segment revenues - GAAP and Non-GAAP	905.0	914.3	924.6	935.8	3,679.7	872.8	826.0	970.5	1,021.6	3,690.9

Other items not allocated to segments(a)
Acquisitions and dispositions	—	(0.3)	(0.2)	—	(0.5)	—	—	—	—	—
Internal loss	—	—	4.0	—	4.0	—	—	—	—	—
GAAP	$905.0	914.0	928.4	935.8	3,683.2	$872.8	826.0	970.5	1,021.6	3,690.9

	Operating Profit
	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Operating profit:
North America	$44.0	46.4	38.7	57.3	186.4	$33.0	17.9	36.9	69.0	156.8
South America	43.0	45.0	59.4	69.7	217.1	41.6	33.1	38.9	57.6	171.2
Rest of World	23.8	26.2	32.2	33.6	115.8	15.0	31.4	54.3	64.9	165.6
Corporate	(26.0)	(28.8)	(27.9)	(45.0)	(127.7)	(26.5)	(9.2)	(30.2)	(46.4)	(112.3)
Non-GAAP	84.8	88.8	102.4	115.6	391.6	63.1	73.2	99.9	145.1	381.3

Other items not allocated to segments(a)
Reorganization and Restructuring	(3.5)	(10.6)	(6.4)	(8.3)	(28.8)	(5.6)	(39.0)	(5.1)	(16.9)	(66.6)
Acquisitions and dispositions	(17.2)	(22.6)	(24.0)	(24.7)	(88.5)	(19.1)	(30.9)	(16.2)	(16.9)	(83.1)
Argentina highly inflationary impact	(4.3)	(0.1)	(7.9)	(2.2)	(14.5)	(2.4)	(2.8)	(3.2)	(2.3)	(10.7)
Internal loss	—	(2.6)	(11.3)	(7.0)	(20.9)	(9.6)	(1.2)	0.9	3.0	(6.9)
Reporting compliance	(1.4)	(0.3)	(0.3)	(0.1)	(2.1)	(0.2)	(0.3)	0.1	(0.1)	(0.5)
GAAP	$58.4	52.6	52.5	73.3	236.8	$26.2	(1.0)	76.4	111.9	213.5

	Margin
	2019					2020
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Margin:
North America	10.1%	10.5	8.7	12.5	10.5	7.4%	5.1	9.1	16.0	9.6
South America	18.7	20.0	25.9	30.0	23.7	21.0	20.8	22.6	30.7	23.9
Rest of World	9.9	10.6	12.9	13.7	11.8	6.5	9.9	13.8	16.1	12.3
Non-GAAP	9.4	9.7	11.1	12.4	10.6	7.2	8.9	10.3	14.2	10.3

Other items not allocated to segments(a)	(2.9)	(3.9)	(5.4)	(4.6)	(4.2)	(4.2)	(9.0)	(2.4)	(3.2)	(4.5)
GAAP	6.5%	5.8	5.7	7.8	6.4	3.0%	(0.1)	7.9	11.0	5.8
(a)See explanation of items on page 9.